UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 3, 2019
Date of Report (Date of earliest event reported)

APYX MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	12183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Ulmerton Road Clearwater, Florida 33760
(Address of principal executive offices) (Zip Code)

727 384-2323
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APYX	Nasdaq Stock Market, LLC

Item 4.01    Changes in Registrants Certifying Accountant
The Audit Committee (the “Audit Committee”) of the Board of Directors of Apyx Medical Corp. (the “Company”) determined, consistent with good governance practices, to review the selection of the Company’s independent auditor for the fiscal year ending December 31, 2019. The Company conducted a competitive request for proposal process with several independent registered public accounting firms. Following the conclusion of this process, the Audit Committee, on May 30, 2019, recommended and authorized the dismissal of Frazier & Deeter, LLC (“F&D”) as the Company’s independent registered public accounting firm, and authorized the engagement of BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The change in the Company’s independent registered public accounting firm is effective June 3, 2019, and BDO will perform the review of the Company’s interim quarterly period ending June 30, 2019.
F&D’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2018 and 2017 were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2018 and 2017 and during the subsequent interim period preceding the date of F&D’s dismissal, there were (i) no disagreements with F&D on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of F&D, would have caused F&D to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Act).
F&D’s audit report on the Company’s financial statements for the fiscal year ended December 31, 2018 contained an adverse opinion on the Company’s internal control over financial reporting.
As reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the U.S. Securities and Exchange Commission on March 14, 2019 (the “Form 10-K”), management concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2018 due to the material weaknesses described in the Form 10-K. The subject matter of these material weaknesses was discussed by the Audit Committee with F&D.  The Audit Committee has authorized F&D to respond fully to the inquiries of the successor independent registered public accounting firm concerning these material weaknesses.
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided F&D with a copy of this disclosure as set forth under this Item 4.01 and requested F&D to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company (the “Letter”). A copy of the letter is filed herewith as Exhibit 16.1.
Prior to engaging BDO, the Company did not consult with BDO regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Frazier & Deeter, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2019	APYX MEDICAL CORPORATION

By: /s/ Tara Semb
Tara Semb
Chief Financial Officer, Secretary and Treasurer